Exhibit 10.3

FIRST AMENDMENT
TO THE
AZURRX BIOPHARMA, INC. AMENDED AND RESTATED
2014 OMNIBUS EQUITY INCENTIVE PLAN

This FIRST AMENDMENT (this “Amendment”) is made July 16, 2020 to the AzurRx Biopharma, Inc. Amended and Restated 2014 Omnibus Equity Incentive Plan (the “Plan”).

W I T N E S S E T H:

WHEREAS, AzurRx Biopharma, Inc. (the “Company”) sponsors and maintains the Plan; and

WHEREAS, Article XVI of the Plan reserves to the Board of Directors of the Company (the “Board”) the right to amend the Plan from time to time; and

WHEREAS, the Board desires to amend the Plan to remove the annual per person Share (as defined in the Plan) limitation.

NOW, THEREFORE, be it effective as of the date hereof:

1.
Amendment to Section 5.1.     Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

“Authorized Shares and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XV, the aggregate number of Shares that may be issued under the Plan shall not exceed ten percent (10%) of the issued and outstanding shares of the Company’s common stock on an as converted basis (the “As Converted Shares”) on a rolling basis. For calculation purposes, the As Converted Shares shall include all shares of the Company’s common stock and all shares of the Company’s common stock issuable upon the conversion of outstanding preferred stock and other convertible securities, but shall not include any shares of common stock issuable upon the exercise of options and other convertible securities issued pursuant to the Plan. The number of authorized shares of common stock reserved for issuance under the Plan shall automatically be increased concurrently with the Company’s issuance of fully paid and non- assessable shares of As Converted Shares. Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its Holder terminate, any Shares subject to such Award shall again be available for the grant of a new Award.”

2.
Miscellaneous.

2.1     This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

2.2      The Plan, as amended or modified hereby, is in full force and effect as of the date hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Company has executed this Amendment as evidence of its adoption by the Company as of the date first set forth above.

AZURRX BIOPHARMA, INC.

By: /s/ James Sapirstein
Name: James Sapirstein
Title: Chief Executive Officer

[Signature page to First Amendment to Amended and Restated
2014 Omnibus Equity Incentive Plan]